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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF HANDSPRING, INC.

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
                                                            JURISDICTION OF                       PERCENTAGE OWNED
                                                           INCORPORATION OR                      BY HANDSPRING, INC.
                  NAME                                       ORGANIZATION                     (DIRECTLY OR INDIRECTLY)
                  ----                                       ------------                     ------------------------
   Handspring International Ltd.                     British Virgin Islands                             100%
   Handspring Canada, Inc                            Canada                                             100%
   Handspring Denmark ApS                            Denmark                                            100%
   Handspring France Sarl                            France                                             100%
   Handspring GmbH                                   Germany                                            100%
   Handspring Italy SRL                              Italy                                              100%
   Handspring B.V.                                   Netherlands                                        100%
   Handspring Singapore Pte. Ltd.                    Singapore                                          100%
   Handspring International Sarl                     Switzerland                                        100%
   Handspring UK Ltd.                                United Kingdom                                     100%
   Handspring Facilities LLC                         United States                                      100%
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